Exhibit 99.3
Unaudited Pro Forma Condensed Combined Financial Statements of NRG Energy, Inc.
     Effective May 1, 2009, NRG Energy, Inc. (“NRG” or “the Company”), through its wholly owned subsidiary, NRG Retail LLC, or NRG Retail, completed its acquisition of the Texas electric retail business operations (referred to herein as Reliant Energy) of Reliant Energy, Inc. (now known as RRI Energy, Inc. and referred to herein as RRI). NRG paid RRI $287.5 million in cash at closing, from NRG’s cash on hand, and will remit approximately $82 million to RRI for acquired net working capital over the 8 months following the closing. In addition, NRG recognized a $31 million non-cash gain on settlement of a pre-existing relationship, representing the in-the-money value to NRG of an agreement that permits Reliant Energy to call on certain NRG gas plants when necessary for Reliant Energy to meet its load obligations; this is considered a component of the consideration in accordance with Statement of Financial Accounting Standards (SFAS) No. 141 (revised 2007) — Business Combinations, or SFAS 141R.
     Reliant Energy constituted substantially all of the business of RERH Holdings, LLC and Subsidiaries, or RERH, a wholly owned subsidiary of RRI. NRG did not acquire the portions of the business reported under RERH related to retail markets outside of Texas. In addition, NRG acquired a power purchase agreement on a wind farm in Texas, as well as related Renewable Energy Certificates and hedges, which were not part of RERH.
     The acquisition of Reliant Energy is accounted for under the acquisition method of accounting in accordance with SFAS 141R. Accordingly, NRG has conducted a preliminary assessment of net assets acquired, and has recognized provisional amounts for identifiable assets acquired and liabilities assumed at their estimated acquisition date fair values, while transaction and integration costs associated with the acquisition are expensed as incurred. The initial accounting for the business combination is not complete because the appraisals necessary to assess the fair values of the net assets acquired and the amount of goodwill to be recognized are still in process, and the Company is also in the process of valuing the tax basis of the assets and liabilities acquired, which will affect the deferred tax balances. The provisional amounts recognized are subject to revision as more detailed analyses are completed and additional information is obtained about the facts and circumstances that existed as of the acquisition date. Any changes to the fair value assessments and the tax basis values will affect the final balance of goodwill.
     The following unaudited pro forma condensed combined financial information and explanatory notes present the impact of the purchase on the companies’ respective historical financial positions and results of operations and have been derived by applying pro forma adjustments to the combined historical financial statements of NRG and RERH. The historical unaudited pro forma condensed consolidated financial information for RERH has been adjusted to reflect the elimination of the specified assets and liabilities of RERH that were not acquired or assumed, and the addition of the specified assets acquired and liabilities assumed that were not part of RERH. In addition, certain amounts in RERH’s historical condensed consolidated financial information have been reclassified to conform to NRG’s presentation. The pro forma adjustments are directly attributable to the Acquisition and based upon available information and certain assumptions that NRG believes are reasonable. The unaudited pro forma condensed combined balance sheet and income statements do not include intercompany eliminations between NRG and Reliant Energy.
     The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2008 and for the three months ended March 31, 2009 have been prepared as if the Acquisition occurred on January 1, 2008. The unaudited pro forma condensed combined balance sheet as of March 31, 2009 assumes the Acquisition was completed on that date.
     These unaudited pro forma condensed combined balance sheet and statements of operations has been derived from and should be read in conjunction with:
•	NRG’s separate historical financial statements as included in NRG’s 2008 Annual Report on Form 10-K and Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2009;

•	Audited Consolidated Balance Sheets of RERH Holdings, LLC and Subsidiaries as of December 31, 2008 and 2007, and the related Consolidated Statements of Operations, Members’ Equity and Comprehensive Income (Loss), and Cash Flows for each of the years in the three-year period ended December 31, 2008, included in this Form 8-K/A filing as Exhibit 99.1; and

•	Unaudited Condensed Consolidated Balance Sheet of RERH Holdings, LLC and Subsidiaries as of March 31, 2009, and the related Condensed Consolidated Statements of Operations, and Cash Flows for the three months ended March 31, 2009 and 2008, included in this Form 8-K/A filing as Exhibit 99.2.
     The unaudited pro forma financial statements and related notes are provided for illustrative purposes only and do not purport to be indicative of the results which would have actually been obtained had the Acquisition been completed on the date indicated or which may be expected to occur in the future. No effect has been given for costs that may be incurred in integrating the operations of NRG and Reliant Energy, or for operational efficiencies that may have been achieved if the Acquisition had occurred on January 1, 2008.

NRG Energy, Inc.
Pro Forma Condensed Combined Statement of Operations
For the Three Months ended March 31, 2009
(Unaudited)
(In millions, except per share amounts)

						Acquisition
						Method
			Reliant Energy	Reliant Energy		Accounting
	NRG Energy,	RERH Holdings,	Purchase	Reporting		and Other
	Inc. and	LLC and	Adjustments	Reclassifications		Adjustments
	Subsidiaries	Subsidiaries	(Note 3)	(Note 4)		(Note 5)		Pro Forma

Operating Revenues
Total Operating Revenues	$1,658	$1,515	$(27)	$—		$(44	)(1)	$3,102

Operating Costs and Expenses
Cost of operations	766	1,398	(46)	54	(a)	(10	)(2)	2,212
				45	(b)
				5	(c)
Cost of operations – affiliates	—	56	(2)	(54	)(a)	—		—
Operations and maintenance	—	45	—	(45	)(b)	—		—
Operations and maintenance – affiliates	—	6	(1)	(5	)(c)	—		—
Depreciation and amortization	169	3	—	—		29	(3)	201
Selling, general and administrative	95	46	(2)	19	(d)	(12	)(4)	146
Selling, general and administrative – affiliates	—	19	—	(19	)(d)	—		—
Development costs	13	—	—	—		—		13

Total operating costs and expenses	1,043	1,573	(51)	—		7		2,572

Operating Income/(Loss)	615	(58)	24	—		(51)		530
Other Income/(Expense)
Equity in earnings of unconsolidated affiliates	22	—	—	1	(e)	—		23
Other expense, net	(3)	1	—	(1	)(e)	—	(5)	(3)
Interest expense	(138)	(6)	—	—		—		(144)

Total other income/(expense)	(119)	(5)	—	—		—		(124)

Income/(Loss) From Continuing Operations Before Income Taxes	496	(63)	24	—		(51)		406
Income tax expense (benefit)	298	(18)	7	—		(20	)(6)	267

Income (Loss) From Continuing Operations	$198	$(45)	$17	$—		$(31)		$139

Earnings Per Share from Continuing Operations

Weighted Average Shares Outstanding — Basic	237							237
Basic Earnings Per Share	$0.78	N/A						$0.53

Weighted Average Shares Outstanding — Diluted	275							275
Diluted Earnings Per Share	$0.70	N/A						$0.49

N/A	– Not applicable
The accompanying notes are an integral part of the unaudited pro forma condensed combined statements of operations.

NRG Energy, Inc.
Pro Forma Condensed Combined Statement of Operations
For the Year ended December 31, 2008
(In millions, except per share amounts)

						Acquisition
						Method
			Reliant Energy	Reliant Energy		Accounting
	NRG Energy,	RERH Holdings,	Purchase	Reporting		and Other
	Inc. and	LLC and	Adjustments	Reclassifications		Adjustments
	Subsidiaries	Subsidiaries	(Note 3)	(Note 4)		(Note 5)		Pro Forma
			(Unaudited)
Operating Revenues
Total Operating Revenues	$6,885	$9,151	$(564)	$—		$(332	)(1)	$15,140

Operating Costs and Expenses
Cost of operations	3,598	9,115	(88)	(194	)(a)	(63	)(2)	12,606
				223	(b)
				15	(c)
Cost of operations – affiliates	—	368	(562)	194	(a)	—		—
Operations and maintenance	—	228	(5)	(223	)(b)	—		—
Operations and maintenance – affiliates	—	19	(4)	(15	)(c)	—		—
Depreciation and amortization	649	22	—	—		204	(3)	875
Selling, general and administrative	319	230	(9)	72	(d)	—	(4)	612
Selling, general and administrative – affiliates	—	72	—	(72	)(d)	—		—
Gain on sale of Northeast C&I contracts	—	(52)	52	—		—		—
Development costs	46	—	—	—		—		46

Total operating costs and expenses	4,612	10,002	(616)	—		141		14,139

Operating Income/(Loss)	2,273	(851)	52	—		(473)		1,001
Other Income/(Expense)
Equity in earnings of unconsolidated affiliates	59	—	—	—		—		59
Other income, net	16	7	—	(3	)(f)	(6	)(5)	14
Other income, net – affiliates	—	(3)	—	3	(f)	—		—
Interest expense	(583)	(30)	3	—		—		(610)

Total other income/(expense)	(508)	(26)	3	—		(6)		(537)

Income/(Loss) From Continuing Operations Before Income Taxes	1,765	(877)	55	—		(479)		464
Income tax expense (benefit)	713	(304)	19	—		(189	)(6)	239

Income (Loss) From Continuing Operations	$1,052	$(573)	$36	$—		$(290)		$225

Less: Net Loss Attributable to Noncontrolling Interest	(1)	—	—	—		—		(1)

Income (Loss) From Continuing Operations Attributable to NRG	$1,053	$(573)	$36	$—		$(290)		$226

Earnings Per Share from Continuing Operations Attributable to NRG

Weighted Average Shares Outstanding — Basic	235							235
Basic Earnings Per Share	$4.25	N/A						$0.73

Weighted Average Shares Outstanding — Diluted	275							237	(21)
Diluted Earnings Per Share	$3.80	N/A						$0.72

N/A	– Not applicable
The accompanying notes are an integral part of the unaudited pro forma condensed combined statements of operations.

NRG Energy, Inc.
Pro Forma Condensed Combined Balance Sheet
March 31, 2009
(Unaudited)
(In millions)

						Acquisition
						Method
			Reliant Energy	Reliant Energy		Accounting and
		RERH Holdings,	Purchase	Reporting		Other
	NRG Energy, Inc.	LLC and	Adjustments	Reclassifications		Adjustments
	and Subsidiaries	Subsidiaries	(Note 3)	(Note 4)		(Note 5)		Pro Forma

ASSETS
Current Assets
Cash and cash equivalents	$1,188	$118	$2	$—		$(288	)(7)	$1,020
Funds deposited by counterparties	1,275	—	—	—		—		1,275
Restricted cash	17	—	—	—		—		17
Accounts receivable and unbilled receivable, net	399	590	(12)	—		—		977
Inventory	488	—	—	—		—		488
Derivative instruments valuation	3,862	1,399	8	—		55	(8)	5,324
Deferred income taxes	—	322	(14)	(308	)(g)	—		—
Collateral on deposit	178	—	—	—		—		178
Prepayments and other current assets	258	30	(2)	51	(h)	9	(9)	351
						5	(10)

Total current assets	7,665	2,459	(18)	(257)		(219)		9,630

Property, plant, and equipment, net of accumulated depreciation	11,544	49	—	—		12	(11)	11,605

Other Assets
Equity investments in affiliates	494	—	—	7	(i)	—		501
Notes receivable, less current portion	403	—	—	—		—		403
Goodwill	1,718	32	—	—		(32	)(12)	1,718
Intangible assets, net of accumulated amortization	815	—	—	7	(i)	733	(13)	2,251
						481	(13)
						178	(13)
						37	(14)
Nuclear decommissioning trust	286	—	—	—		—		286
Derivative instruments valuation	1,148	453	5	—		—		1,606
Deferred income taxes	—	98	(15)	(83	)(g)	—		—
Other non-current assets	125	19	(3)	5	(h)	3	(10)	135
				(14	)(i)

Total other assets	4,989	602	(13)	(78)		1,400		6,900

Total Assets	$24,198	$3,110	$(31)	$(335)		$1,193		$28,135

The accompanying notes are an integral part of the unaudited pro forma condensed combined balance sheet.

NRG Energy, Inc.
Pro Forma Condensed Combined Balance Sheet (Continued)
March 31, 2009
(Unaudited)
(In millions)

						Acquisition
						Method
			Reliant Energy	Reliant Energy		Accounting and
		RERH Holdings,	Purchase	Reporting		Other
	NRG Energy, Inc.	LLC and	Adjustments	Reclassifications		Adjustments
	and Subsidiaries	Subsidiaries	(Note 3)	(Note 4)		(Note 5)		Pro Forma

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Current portion of long-term debt and capital leases	$263	$—	$—	$—		$—		$263
Accounts payable	358	336	(6)	10	(j)	23	(15)	721
Payable to RRI Energy, Inc.	—	—	—	—		82	(16)	82
Payable to affiliates, net	—	10	—	(10	)(j)	—		—
Retail customer deposits	—	59	—	(59	)(k)	—		—
Other taxes payable	—	40	—	(40	)(l)	—		—
Taxes payable to RRI Energy, Inc.	—	35	—	(35	)(m)	—		—
Accrual for transmission and distribution charges	—	67	—	(67	)(n)	—		—
Derivative instruments valuation	3,000	2,152	(29)	114	(o)	20	(8)	5,257
Derivative instruments valuation – affiliate	—	114	—	(114	)(o)	—		—
Deferred income taxes	418	—	—	(308	)(g)	304	(17)	414
Margin collected	1,277	—	—	—		—		1,277
Other current liabilities	269	63	—	51	(h)	1	(10)	585
				59	(k)
				40	(l)
				35	(m)
				67	(n)

Total current liabilities	5,585	2,876	(35)	(257)		430		8,599

Other Liabilities
Long-term debt and capital leases	7,685	—	—	—		—		7,685
Nuclear decommissioning reserve	288	—	—	—		—		288
Nuclear decommissioning trust liability	195	—	—	—		—		195
Deferred income taxes	1,303	—	—	(83	)(g)	79	(17)	1,288
						(11	)(18)
Derivative instruments valuation	420	721	(10)	19	(p)	7	(8)	1,157
Derivative instruments valuation – affiliates	—	19	—	(19	)(p)	—		—
Non-current out-of-market contracts	271	—	—	—		126	(14)	419
						22	(19)
Other long-term obligations	737	11	—	5	(h)	1	(10)	754

Total non-current liabilities	10,899	751	(10)	(78)		224		11,786

Total Liabilities	16,484	3,627	(45)	(335)		654		20,385
3.625% preferred stock	247	—	—	—		—		247
Stockholders’ Equity	7,467	(517)	14	—		539	(20)	7,503

Total Liabilities and Stockholders’ Equity	$24,198	$3,110	$(31)	$(335)		$1,193		$28,135

The accompanying notes are an integral part of the unaudited pro forma condensed combined balance sheet.

NRG Energy, Inc.
Notes to Unaudited Pro Forma Condensed Combined Financial Statements
(In millions)
Note 1 — Basis of Presentation
     The unaudited pro forma condensed combined statements of operations are based on historical statements of operations of NRG and Reliant Energy for the year ended December 31, 2008 and for the three months ended March 31, 2009, after giving effect to the Acquisition as if the transaction had occurred on January 1, 2008. The unaudited pro forma condensed combined balance sheet as of March 31, 2009 assumes the Acquisition was completed on that date. Certain amounts in Reliant Energy’s historical condensed consolidated financial statements have been reclassified to conform with NRG’s presentation.
     The acquisition of Reliant Energy is accounted for under the acquisition method of accounting in accordance with SFAS 141R. Accordingly, NRG has conducted a preliminary assessment of net assets acquired, and has recognized provisional amounts for identifiable assets acquired and liabilities assumed at their estimated acquisition date fair values, while transaction and integration costs associated with the transaction are expensed as incurred. The initial accounting for the business combination is not complete because the appraisals necessary to assess the fair values of the net assets acquired and the amount of goodwill to be recognized are still in process, and the Company is also in the process of valuing the tax basis of the assets and liabilities acquired, which will affect the deferred tax balances. The provisional amounts recorded for net assets acquired are subject to revision as more detailed analyses are completed and additional information is obtained about the facts and circumstances that existed as of the acquisition date. Any changes to the fair value assessments and the tax basis values will affect the final balance of goodwill.
     The unaudited pro forma condensed combined financial information and explanatory notes present the impact of the Acquisition on the companies’ respective historical financial positions and results of operations and have been derived by applying pro forma adjustments to the combined historical financial statements of NRG and RERH. The historical unaudited pro forma condensed consolidated financial information for RERH has been adjusted to reflect the elimination of the specified assets and liabilities of RERH that were not acquired or assumed, and the addition of the power purchase agreement on a wind farm in Texas, as well as related Renewable Energy Certificates and hedges, that were not part of RERH. In addition, certain amounts in RERH’s historical condensed consolidated financial information have been reclassified to conform with NRG’s presentation. The pro forma adjustments are directly attributable to the Acquisition and based upon available information and certain assumptions that NRG believes are reasonable. The unaudited pro forma condensed combined balance sheet and income statements do not include intercompany eliminations between NRG and RERH.
     The unaudited pro forma financial statements and related notes are provided for illustrative purposes only and do not purport to be indicative of the results which would have actually been obtained had the Acquisition been completed on the date indicated or which may be expected to occur in the future. No effect has been given for costs that may be incurred in integrating the operations of NRG and Reliant Energy, or for operational efficiencies that may have been achieved if the Acquisition had occurred on January 1, 2008.
Recent Accounting Developments Affecting NRG Historical Income Statement for the Year Ended December 31, 2008
     The Company adopted FSP No. APB 14-1, Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement), or FSP APB 14-1, on January 1, 2009, applying it retrospectively to all periods presented. FSP APB 14-1 clarifies that convertible debt instruments that may be settled in cash upon conversion (including partial cash settlement) do not fall within the scope of paragraph 12 of Accounting Principles Board Opinion No. 14, Accounting for Convertible Debt and Debt Issued with Stock Purchase Warrants, and specifies that issuers of such instruments should separately account for the liability component and the equity component represented by the embedded conversion option in a manner that will reflect the entity’s nonconvertible debt borrowing rate when interest cost is recognized in subsequent periods. Upon settlement, the entity shall allocate consideration transferred and transaction costs incurred to the extinguishment of the liability component and the reacquisition of the equity component.
     During the third quarter 2006, NRG’s unrestricted wholly-owned subsidiaries CSF I and CSF II issued notes and preferred interests, or CSF Debt, which included an embedded derivative requiring NRG to pay to Credit Suisse Group, or CS, at maturity, either in cash or stock at NRG’s option, the excess of NRG’s then current stock price over a threshold price. The CSF Debt and its embedded derivative are accounted for under the guidance in FSP APB 14-1. While FSP APB 14-1 is fully reflected in NRG’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2009, it is not reflected in the historical financial statements included in NRG’s 2008 Annual Report on Form 10-K. The following table summarizes the effect of the adoption of FSP APB 14-1 on NRG’s income and per-share amounts for the year ending December 31, 2008, which is reflected in NRG’s historical income statement data included herein:

(In millions, except per share amounts)

Increase/(decrease):
Interest Expense	$(37)
Income From Continuing Operations	37
Basic Earnings Per Share	$.16
Diluted Earnings Per Share	$.14

     The Company also adopted SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements—an amendment of ARB No. 51, Consolidated Financial Statements, or SFAS 160, on January 1, 2009. This Statement amends ARB No. 51 to establish accounting and reporting standards for the minority interest in a subsidiary and for the deconsolidation of a subsidiary. It also amends certain of ARB No. 51’s consolidation procedures for consistency with the requirements of SFAS 141R. This Statement is applied prospectively from the date of adoption, except for the presentation and disclosure requirements, which shall be applied retrospectively. Accordingly, the Company has conformed its financial statement presentation and disclosures to the requirements of SFAS 160. While SFAS 160 is fully reflected in NRG’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2009, it is not reflected in the historical financial statement presentation included in NRG’s 2008 Annual Report on Form 10-K; there was no change in income from continuing operations attributable to NRG for the year ended December 31, 2008.
Note 2 — Preliminary Consideration and Allocation
     The following table summarizes the consideration as of the acquisition date in accordance with SFAS 141R:

(In millions)

Cash payment to RRI at closing	$288
Cash remittance to RRI of acquired working capital	82
Non-cash gain recognized by NRG on settlement of pre-existing relationship	31

Total consideration	$401

     The following table summarizes the provisional values assigned to the net assets acquired, as of the acquisition date:

(In millions)

Cash and cash equivalents	$6
Accounts receivable	569
Inventory	3
Derivative instrument assets valuation – current	1,507
Prepayments and other current assets	52
Property, plant and equipment, net	72
Intangible assets	1,435
Derivative instruments assets valuation – non-current	435
Deferred income taxes, net	11
Other non-current assets	5

Accounts payable, principally trade	(385)
Retail customer deposits	(58)
Derivative instrument liabilities valuation – current	(2,310)
Other current liabilities	(91)
Derivative instrument liabilities valuation – non-current	(686)
Non-current out-of-market contracts	(148)
Other long-term liabilities	(16)

Total	$401

     The preliminary valuation of the additional intangible assets and liabilities recorded as a result of the Acquisition is as follows:

	Valuation	Weighted Average
	(In millions)	Amortization Period

Intangible Assets:
Commercial and Industrial In-market Contracts	$733	5 years
Mass Customer Relationships	481	8 years
Trade Names	178	15 years
In-market energy supply contracts	37	1 - 7 years

Total intangible assets	$1,429

Out-of-market contracts:
Energy supply contracts	$126	1 - 7 years
Commercial and Industrial Contracts	22	5 years

Total Out-of-market contracts	$148

     The fair value measurements of the intangible assets and liabilities were primarily based on significant inputs that are not observable in the market and thus represent a Level 3 measurement as defined in SFAS No. 157 — Fair Value Measurement, or SFAS 157.
     The fair value of Reliant Energy’s Commercial and Industrial Contracts, or C&I Contracts, both in-market and out-of-market, was estimated based on the present value of the above/below market cash flows attributable to the contracts based on contract type, discounted utilizing a current market interest rate consistent with the overall credit quality of the portfolio. The fair values also account for Reliant Energy’s historical costs to acquire customers. The above/below market cash flows were estimated by comparing the expected cash flows to be generated based on existing contracted prices and expected volumes with the cash flows from estimated current market contract prices for the same expected volumes. The estimated current market contract prices were derived considering current market costs, such as price of energy, transmission and distribution costs, and miscellaneous fees, plus a normal profit margin. The weighted average amortization period was determined based on volumes for the portfolio that are expected to be delivered.
     The Mass Customer Relationships were valued using an “excess earnings method”. Under this approach, the Company estimated the present value of expected future cash flows resulting from the existing customer relationships, considering attrition and charges for contributory assets (such as net working capital, fixed assets, software, workforce and trade names) utilized in the business, discounted at an independent power producer peer group’s weighted average cost of capital. The weighted average amortization period was determined based on the expected discounted future net cash flows by year.
     The Trade Names were valued using a “relief from royalty” method, an approach under which fair value is estimated to be the present value of royalties saved because NRG owns the intangible asset and therefore does not have to pay a royalty for its use. The Trade Names were valued in two parts based on Reliant Energy’s two primary customer segments – Mass Customers and C&I Customers. The avoided royalty revenues were discounted at an independent power producer peer group’s weighted average cost of capital. The Trade Names will be amortized on a straight-line basis over 15 years.
     The fair value of the in-market and out-of-market energy supply contracts was determined in accordance with SFAS 157. These contracts will be amortized over periods ranging through 2016, based on the expected delivery under the respective contracts.
     The following table presents the estimated amortization related to intangible assets for 2009 - 2014:

		Mass		Energy
	C&I	Customer	Trade	Supply
Year Ended December 31,	Contracts	Relationships	Names	Contracts

2009 (post Acquisition)	$253	$157	$8	$16
2010	208	106	12	—
2011	134	63	12	2
2012	93	47	12	3
2013	45	33	12	4
2014	—	26	12	4

     The following table presents the estimated amortization related to out-of-market contracts for 2009 - 2014:

	Energy
	Supply	C&I
Year Ended December 31,	Contracts	Contracts

2009 (post Acquisition)	$66	$1
2010	40	11
2011	11	7
2012	5	2
2013	2	1
2014	—	—

Note 3 — RERH Purchase Adjustments
     Adjustments to eliminate portions of the business related to retail markets outside of Texas that were reported under RERH, and were not included in the Acquisition, and to add the power purchase agreement on a wind farm in Texas, as well as related Renewable Energy Certificates and hedges, that were not part of RERH and were included in the Acquisition.
Note 4 — Reporting Reclassifications
(a)	Adjustments to reclassify Reliant Energy’s cost of operations-affiliates, which represent related party transactions with RRI, to third party costs.

(b)	Adjustments to reclassify Reliant Energy’s operations and maintenance expense to cost of operations, to conform with NRG’s presentation.

(c)	Adjustments to reclassify Reliant Energy’s operations and maintenance expense-affiliates, which represent related party transactions with RRI, to third party costs.

(d)	Adjustments to reclassify Reliant Energy’s selling, general and administrative expenses-affiliates, which represent related party transactions with RRI, to third party costs.

(e)	Adjustments to reclassify Reliant Energy’s equity in earnings of unconsolidated affiliates to conform with NRG’s presentation.

(f)	Adjustments to reclassify Reliant Energy’s other income, net-affiliates, which represent related party transactions with RRI, to third party other income, net.

(g)	Adjustments to reclassify Reliant Energy’s deferred income taxes included as assets to deferred income tax liabilities, to conform with NRG’s presentation.

(h)	Adjustment to reclassify Reliant Energy’s option premiums paid and collected, to conform with NRG’s presentation.

(i)	Adjustment to reclassify Reliant Energy’s other assets to conform with NRG’s presentation.

(j)	Adjustment to reclassify Reliant Energy’s payables to affiliates, which represent related party transactions with RRI, to liabilities due to third parties.

(k)	Adjustment to reclassify Reliant Energy’s Retail customer deposits to conform with NRG’s presentation.

(l)	Adjustment to reclassify Reliant Energy’s other taxes payable to conform with NRG’s presentation.

(m)	Adjustment to reclassify Reliant Energy’s taxes payable to RRI Energy, Inc., which represent related party transactions with RRI, to liabilities due to third parties.

(n)	Adjustment to reclassify Reliant Energy’s accrual for transmission and distribution charges to conform with NRG’s presentation.

(o)	Adjustments to reclassify Reliant Energy’s current derivative liabilities-affiliate, which represent related party transactions with RRI, to liabilities due to third parties.

(p)	Adjustments to reclassify Reliant Energy’s non-current derivative liabilities-affiliate, which represent related party transactions with RRI, to liabilities due to third parties.

     Note 5 — Acquisition Method Accounting and Other Adjustments
1.	Adjustment to record amortization of Reliant Energy intangible assets related to C&I Contracts.

2.	Adjustment to record amortization of Reliant Energy net out-of-market energy supply contract liabilities acquired by NRG. The net fair value adjustment for out-of-market energy supply contracts acquired is $89 million.

3.	Adjustment to record amortization of Reliant Energy intangible assets related to Mass Customer Relationships and Trade Names. No adjustment was recorded for depreciation of Property, plant and equipment, as there was no material change on a pro forma basis for the three months ending March 31, 2009 or the twelve months ending December 31, 2008.

4.	Adjustment to remove acquisition-related costs incurred through March 31, 2009. No acquisition-related costs were incurred by NRG or Reliant Energy in 2008.

5.	Adjustment to interest income for the reduction in available cash and cash equivalents due to the use of $370 million to fund the Acquisition, assuming both the $287.5 million initial cash payment and the estimated $82 million payment to RRI for acquired net working capital were made on January 1, 2008. Interest rates of 0.33% and 1.66% for the three months ended March 31, 2009 and the year ended December 31, 2008, respectively, were used to estimate the reduction in interest income. These rates reflect NRG’s average interest rates over the respective periods.

6.	Adjustment to record the tax effect of pro forma adjustments to revenue and expense, calculated utilizing NRG’s estimated combined statutory federal and state tax rate of 39.55%.

7.	Adjustment to record the $287.5 million cash consideration paid to RRI at closing.

8.	Adjustment to record the acquisition-date fair value of Reliant Energy derivatives.

9.	Adjustment to record the tax effect of the accrual for acquisition-related costs, calculated utilizing NRG’s estimated combined deferred statutory federal and state tax rate of 38.9%.

10.	Adjustment to certain historical derivative balances to conform with NRG’s valuation methodologies.

11.	Adjustment to reflect the acquisition-date fair value of Reliant Energy’s property, plant and equipment.

12.	Adjustment to eliminate historical goodwill on RERH’s balance sheet.

13.	Adjustment to record the acquisition-date fair value of identifiable intangible assets acquired. See Note 2 for further information.

14.	Adjustment to record acquisition-date fair value of energy supply contracts acquired. See Note 2 for further information.

15.	Adjustment to record acquisition-related costs incurred after March 31, 2009, net of taxes.

16.	Adjustment to record the estimated remittance due to RRI for acquired net working capital.

17.	Adjustment to eliminate historical deferred taxes of Reliant Energy.

18.	Adjustment to record net deferred income taxes related to the assets acquired and liabilities assumed through the Acquisition.

19.	Adjustment to record the acquisition-date fair value of out-of-market C&I Contracts acquired.

20.	Adjustments to eliminate the historical deficit of Reliant Energy.

21.	Weighted Average Shares Outstanding – Diluted shares decreased by 38 million, as NRG’s 5.75% Preferred Stock and 4% Preferred Stock became anti-dilutive based on 2008 pro forma Income From Continuing Operations Attributable to NRG.